                               COMMERCIAL LEASE
                               ----------------

     This Lease is entered into between CHIPPEWA CORPORATION, an Indiana corporation ("Landlord") and AM GENERAL CORPORATION , a Delaware corporation ("Tenant").

     1.   Agreement to Lease.  Subject to all the provisions of this Lease,
          ------------------
Landlord leases to Tenant and Tenant leases from the Landlord the land located at 801 West Chippewa, South Bend, Indiana ("Property"), the legal description of which is attached hereto and incorporated herein as Exhibit A.
                                                    ---------

     2.   Term.  This Lease shall be for a term of one (1) year beginning on
          ----
November 6, 1997 ("Lease Commencement Date") through November 5, 1998, and shall be automatically renewed for additional one (1) year periods unless and until it is terminated by Landlord or Tenant by written notice provided to the other of termination, provided at least thirty (30) days prior to the lease termination date or an applicable anniversary thereof. Landlord shall deliver actual vacant possession of the Property to Tenant on the Lease Commencement Date.

     3.   Use.  Tenant shall use the Property for on-road and off-road testing
          ---
of vehicles and any related or incidental purpose.

     4.   Rent.  As rent for use of the Property, Tenant shall pay Forty
          ----
Thousand Dollars ($40,000.00) per year, which shall be due in equal installments of Ten Thousand Dollars ($10,000.00) payable in advance on each November 6, February 6, May 6 and August 6, until the termination of this Lease.

     5.   Additional Expenses.  This is a net lease with the Tenant paying the
          -------------------
following expenses:

          a.   Utilities.  All utility bills, including water, sewage, gas,
               ---------
     electricity, telephone and similar services shall be paid by Tenant directly to the proper utility company. Tenant shall not install any equipment which shall exceed the capacity of any utility, facilities furnished by Landlord. If any equipment desired by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all applicable code requirements and with Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Further, Landlord shall not be liable to Tenant in damages or otherwise for any utilities or services, whether or not furnished by Landlord hereunder, which are interrupted or terminated for any reason, including repairs, installations, improvements, energy emergency or shortage unless resulting from the gross negligence or willful misconduct of Landlord, its agents, employees, contractors, licensees or invitees.

          b.   Taxes and Assessments.  Tenant shall pay all real estate taxes,
               ---------------------
     assessments and other governmental charges which become due during the term of this Lease.

          c.   Upkeep and Repairs. Tenant shall pay for all repairs and Property
               ------------------
     upkeep, including window and glass replacement, snow removal, trash removal, lawn care and similar expenses.

          d.   Insurance. Tenant shall be responsible for fire, windstorm,
               ---------
     extended coverage and all risks insurance on all Property improvements. Tenant shall be responsible for obtaining and maintaining insurance policies covering Tenant's personal property. Tenant may obtain business interruption insurance if Tenant wishes to be protected from this risk. Tenant agrees not to keep or use anything on the Property which is prohibited by the standard policy form of fire insurance. The insurance policies shall be issued by insurers authorized to do business in the State of Indiana. These policies shall provide that they not be cancelled without at least ten (10) days' prior written notice to Tenant and further that any losses shall be payable notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of the insurance.

     6.   Acceptance of Premises. By occupying the premises, Tenant acknowledges
          ----------------------
that the Property has been examined and is in good order and repair ("Original Condition"). Tenant acknowledges that no representations as to the condition of repair have been made by Landlord. At the expiration of this Lease or any extension thereof, Tenant shall return the Property to Landlord in its Original Condition, reasonable wear and tear excepted.

     7.   Alterations. All structural changes or alterations shall become a part
          -----------
of the Property and remain thereon as Landlord's property at the termination of the Lease.

     8.   Assignment and Subletting. Tenant shall not assign, pledge, mortgage,
          -------------------------
or otherwise encumber either this Lease or the Property, provided Tenant may assign, pledge, mortgage or otherwise encumber with the prior written consent of Landlord. Tenant shall not sublet all or any part of the Property without the Landlord's prior written consent, such consent not to be unreasonably withheld. However, no permitted subletting shall relieve Tenant or Tenant's obligations under this Lease. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no subletting had been made.

     9.   Condemnation. If some or all of the Property is taken for any public
          ------------
or quasi-public use under any law or any right of eminent domain (or by private purchase in lieu thereof) so as to make the Property unsuitable to Tenant for the purpose herein leased, Tenant shall have the option to terminate this Lease by giving written notice to Landlord which shall be effective on the date the acquiring public body takes possession of the Property. All damages that must be awarded for the taking of the Property shall belong to Landlord except any part awarded to the Tenant expressly for loss of business or for the unamortized cost of any improvements paid for by Tenant.

     10.  Default of Tenant. The occurrence of any one or more of the following
          -----------------
events shall be considered a default by Tenant:

          a. Failure of Tenant to perform any requirement under this Lease within thirty (30) days after written notice of default is received from Landlord, except Tenant's failure to make rental payments within three (3) days after written notice of default is received from Landlord.

          b. The assignment by Tenant of Tenant's assets for the benefit of creditors.

          c. The levying of a Writ of Execution or Attachment against Tenant's property if not released or discharged within ninety (90) days thereafter.

          d. The commencement in a court of competent jurisdiction of proceedings for Tenant's: reorganization; liquidation; involuntary dissolution; adjudication as a bankrupt; insolvency, or for the appointment of a receiver of the Tenant's assets, if such proceedings are not dismissed and any receiver, trustee or liquidator appointed therein discharged within ninety (90) days after the institution of the proceedings.

          e. The placement of a mechanic's lien or other claim against the Property for which Tenant has no legal or equitable defense, if the lien or claim is not released or Landlord is not indemnified to its satisfaction within thirty (30) days after written notice of lien or claim is first given to Tenant. Any lien or claim upon the Property arising from any act or omission of Tenant shall accrue only against Tenant's rights under this Lease and shall be subject and subordinate to Landlord's rights in and title to the Property.

     11.  Remedies of Landlord. If Tenant defaults in payment of rent, expenses
          --------------------
or any other agreements contained in this Lease beyond applicable notice and the cure period, Tenant will promptly deliver peaceable possession of the Property to Landlord. If Tenant fails to do so, Landlord may re-enter the Property. In the event Landlord elects to re-enter the Property, Landlord may either declare the Lease term ended for all or any part of the Property or, without terminating the Lease, may from time to time make such alterations or repairs as may be necessary to relet the Property. Landlord may then relet all or any part of the Property for such rent and other conditions as Landlord in Landlord's sole and reasonable discretion deems advisable. All rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due from Tenant to Landlord, next to the payment of any costs or expenses of such reletting (including brokerage fees and reasonable attorney fees and the costs of such alterations and repairs), and finally to the payment of rent and additional charges due unpaid under this Lease together with interest at the rate of eighteen percent (18%) per year. The residue, if any, shall be held by Landlord and applied to the payment of future rent as it may become due and payable under this Lease. Upon such re-entry, Landlord with due process of lay may remove Tenant or any persons occupying the Property using such force as may be reasonably necessary to do so and may then relet without waiving any remedies which otherwise might be used for rental arrearage or breach of the Lease provisions. The
                                      -3-
acceptance of rent by Landlord, whether in a single instance or repeatedly or after any knowledge of Tenant's breach of payment, shall not be construed as a waiver of any of Landlord's rights to proceed under the remedies provided by this Lease.

     12.  Landlord's Default. If Landlord does not perform any conditions
          ------------------
required under this Lease, Tenant may either cure the breach and deduct the costs thereof from subsequent rent payments or may elect to terminate this Lease after giving at least thirty (30) days written notice to Landlord of its intention to do so, unless a shorter period is required by law or an emergency exists which could reasonably be expected to have a material adverse effect on the Property. In such event, this Lease shall terminate upon the date fixed in that notice unless Landlord cures such default prior to the expiration of the notice.

     13.  Signs. The Tenant may install appropriate signs on the Property. At
          -----
the termination of this Lease, such signs shall be removed at Tenant's expense. Any damage to the Property caused by the erection, maintenance or removal of such signs shall be paid for by the Tenant.

     14.  Liability and Indemnification. Landlord shall not be liable to Tenant
          -----------------------------
for any damage or injury to Tenant or Tenant's property or for any claim or liability arising out of or in any way related to the condition of the Property existing at the date hereof. Tenant is relying solely on Tenant's own examination of the Property. Notwithstanding any other provision of this Lease, this Lease shall not imply any warranty that the Property or any improvement thereon is habitable, is of any particular quality of construction or condition, or is suitable for any particular use or purpose. Tenant shall indemnify and hold Landlord harmless against all liabilities, losses, claims, costs, expenses and judgments of any nature arising from or in connection with injuries to persons or damage to property or for any other claim or liability arising from or connected with Tenant's use of the Property, unless resulting from the gross negligence or willful misconduct of Landlord, its agents, employees, contractors, licensees or invitees. Landlord shall indemnify and hold Tenant harmless against all liabilities, losses, claims, costs, expenses, and judgments of any manner arising from, or in connection with, the gross negligence or willful misconduct of Landlord, its agents, Employees, contractors, licensees or invitees arising from or related to Landlord's use of the property.

     15.  Holding Over.
          ------------

          (a)  Without Consent. At the termination of this Lease, by lapse of
               ---------------
     time or otherwise, Tenant will yield up immediate possession to Landlord.

          (b)  With Consent. If without the execution of a new Lease, Tenant
               ------------
     remains in possession of the Property with Landlord's consent after the Lease term has expired and Landlord accepts rent form Tenant, such occupancy and payment shall be construed as an extension of this Lease for one (1) month at a time (a month-to-month lease) unless the terms of the extension are in writing and signed by the Landlord and the Tenant. If such month-to-month lease extension does so occur, and thereafter either Landlord or Tenant desires to terminate the occupancy at the end of any month, the party so desiring termination shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of Tenant to give such notice shall obligate Tenant to pay rental for an additional calendar month following the calendar month the Property is vacated.

          Landlord shall be deemed to have consented to occupancy after the expiration of the term of this Lease unless Landlord notifies Tenant in writing that consent is not given and that liquidated damages are being charged.

16.  Miscellaneous.
     -------------

     a.   Quiet Enjoyment. So long as Tenant performs and observes all the
          ---------------
provisions of this Lease, Landlord covenants and promises that Tenant shall have peaceful enjoyment of the Property.

     b.   Entry and Inspection. Landlord shall have the right to enter and
          --------------------
inspect the Property at reasonable time and upon prior notice unless an emergency exists.

     c.   Attorney Fees. Tenant shall pay all reasonable costs, reasonable
          -------------
attorney and paralegal fees and expenses that may be incurred by Landlord in the enforcement of the terms of this Lease, including any expenses incurred on appeal.

     d.   Severability. If any provision of this Lease becomes invalid or
          ------------
unenforceable, the remainder of the Lease shall not be affected and the balance of the Lease provisions shall be valid and enforceable to the fullest extent permitted by law.

     e.   Successors. The provisions of this Lease shall be binding upon the
          ----------
successors in interest of both Landlord and Tenant.

     f.   Memorandum of Lease. Landlord and Tenant agree to execute a short form
          -------------------
memorandum of Lease in recordable form simultaneously with the execution hereof, and Landlord acknowledges that Tenant at its cost and expense shall have the memorandum recorded in St. Joseph County, Indiana.

     Landlord and Tenant now sign this Lease in duplicate to be effective the 6th day of November, 1997.


LANDLORD                           TENANT

CHIPPEWA CORPORATION               AM GENERAL CORPORATION


    /s/ Rick R. Smith                   /s/ Paul J. Cafiero
BY:--------------------------      By:---------------------------------
    Rick R. Smith, President           Paul J. Cafiero, Vice President



STATE OF INDIANA       )
                       )SS:
COUNTY OF ST. JOSEPH   )


     Before me, a Notary public for said county and state personally appeared Rick R. Smith, who certifies that he is the President of Chippewa Corporation, the Landlord herein, that he has been duly authorized and empowered to execute this Lease and who affirms the truth of the statements contained herein.

     In witness whereof, I have hereunto subscribed my name and affixed my official seal this 6th day of November, 1997.

                                               /s/ Sharon K. Eberhard
                                            ------------------------------------
 [SEAL APPEARS HERE]                        SHARON K. EBERHARD, Notary Public
                                            Residing in ST. JOSEPH County
                                            My commission expires: JUNE 15, 2000

STATE OF INDIANA         )
                         ) SS:
COUNTY OF ST. JOSEPH     )

     Before me, a Notary Public for said county and state personally appeared Paul J. Cafiero, who certifies that he is a vice President of AM General Corporation, the Tenant herein, that he has been duly authorize and empowered to execute this Lease and who affirms the truth of the statements contained herein.

     In witness whereof, I have hereunto subscribed my name and affixes my official seal this 6th day of November, 1997.

                                            /s/ Sharon K. Ebernard
                                            ------------------------------------
                                            SHARON K. EBERNARD, Notary Public
                                            Residing in St. Joseph, County
                                            My commission expires: June 15, 2000


                                                             [SEAL APPEARS HERE]



This instrument prepared by Timothy D. Hernly (Atty. No. 11030-98), Barnes & Thornburg, 600 1st Source Bank Center, 100 North Michigan, South Bend, Indiana 46601.

                                   EXHIBIT A
                                   ---------
                                 (Page 1 of 2)

Situated in Portage Township, St. Joseph County, Indiana and being a part of
Section 23, Township 37 North, Range 2 East, and being the same as that land described in Instrument #9352596, conveyed therein to Mishawaka/South Bend Trust by Quitclaim Deed; the subject tract being more particularly described as follows:

Commencing at a PK nail found (located December 1996) at the Northeast Corner of said section, thence westerly along the North line of said section, SOUTH 89 degrees 31'20" EAST a distance of 167.71 feet to PK nail found, said PK nail being the point of beginning; thence SOUTH 08 degrees 45'11" EAST a distance of
627.28 feet to a 5/8" rebar found; thence SOUTH 86 degrees 55'49" WEST a distance of 232.54 feet to a 5/8" rebar found; thence SOUTH 89 DEGREES 09'43" WEST a distance of 249.16 feet to a 5/8" rebar found; thence SOUTH 00 degrees 29'44" WEST a distance of 769.53 feet to a 5/8" rebar found; thence NORTH 89 degrees 18'23" WEST a distance of 46.22 feet to a 5/8" rebar found; thence SOUTH 01 degrees 50'09" WEST a distance of 32.57 feet to a 5/8" rebar found; thence NORTH 89 degrees 27'58" WEST a distance of 197.87 feet to a 5/8" rebar found; thence SOUTH 00 degrees 35'13" WEST a distance of 1194.82 feet to a railroad spike found on the South line of the Northeast Quarter of said section; thence westerly along said South line, NORTH 89 degrees 36'32" WEST a distance of
862.16 feet to a pk nail found; thence northerly perpendicular to said South line, NORTH 00 degrees 23'28" EAST a distance of 40.00 feet to a point, thence westerly parallel to said South line, NORTH 89 degrees 36'32" WEST a distance of
80.00 feet to a point; thence southerly perpendicular to the South line, SOUTH 00 degrees 23'28" WEST a distance of 40.00 feet to a pk nail found on said South line; thence westerly along said South line, NORTH 89 degrees 36'32" WEST a distance of 150.00 feet to a 5/8" rebar found; thence SOUTH 00 degrees 28'17" WEST a distance of 1884.90 feet to a 5/8" rebar found; thence NORTH 89 degrees 31'21" WEST a distance of 576.63 feet to a 5/8" rebar found; thence SOUTH 00 degrees 28'39" WEST a distance of 752.87 feet to a railroad spike found on the South line of the Southeast Quarter of said section; thence westerly along said South line, NORTH 89 degrees 58'28" WEST a distance of 178.42 feet to a 1/8" rod found at the Southwest Corner of the Southeast Quarter of said section; thence westerly along the South line of the Southwest Quarter of said section, NORTH 89 degrees 35'25" WEST a distance of 2649.02 feet to a monument found at the Southwest Corner of the Southwest Quarter of said section; thence northerly along the West line of said Southwest Quarter, NORTH 00 degrees 34'30" EAST a distance of 2636.11 feet to pk nail found at the Northwest Corner of said Southwest Quarter; thence easterly along the North line of said Southwest Quarter, SOUTH 89 degrees 37'56" EAST a distance of 2640.97 feet to a 1" iron pipe found at the Northeast Corner of Southwest Quarter of said section; thence northerly along the West line of the Northeast Quarter of said section, NORTH 00 degrees 28'02" EAST a distance of 2638.61 feet to a pk nail set at the Northwest Corner of the Northeast Quarter of said section; thence easterly along the North line of the Northeast Quarter of said section, SOUTH 89 degrees 31'20" EAST a distance of 2478.99 feet to the point of beginning.

Containing 322.394 acres as geometrically described herein.

                                   EXHIBIT A
                                   ---------
                                 (Page 2 of 2)

              EXCEPTING THEREFROM THE FOLLOWING CARVE-OUT PARCEL:
              --------------------------------------------------

Situated in Portage Township, St. Joseph County, Indiana and being part of
Section 23, Township 37 North, Range 2 East, and being the same as that land described in Instrument #9352596, conveyed therein to Mishawaka/South Bend Trust by Quitclaim Deed; the subject tract being more particularly described as follows:

Commencing at a monument found (located December 1996) at the Southwest Corner of the Southwest Quarter of said section, thence northerly along the West line of said Southwest Quarter, NORTH 00 degrees 34'30" EAST a distance of 1417.48 feet to a pk nail found, said pk nail being the point of beginning; thence continuing northerly along said West line, NORTH 00 degrees 34'30" EAST a distance of 1218.63 feet to a pk nail found at the Northwest Corner of said Southwest Quarter, thence easterly along the North line of said Southwest Quarter, SOUTH 89 degrees 37'56" EAST a distance of 660.00 feet to a 1" iron pipe found; thence southerly, parallel with the West line of said Southwest Quarter, SOUTH 00 degrees 34'30" WEST a distance of 1218.63 feet to a 1" iron pipe found; thence westerly, parallel with the North line of said Southwest Quarter, NORTH 89 degrees 37'56" WEST a distance of 660.00 feet to the point of beginning.

Containing 18.464 acres as geometrically described herein.

                                      -2-